UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 16, 2005, Omega Protein Corporation (the “Company”) and various of its subsidiaries amended their Loan and Security Agreement dated December 20, 2000, as amended (the “Credit Agreement”) with Bank of America, N.A. by entering into a Fourth Amendment to Loan Documents dated November 16, 2005 (“Fourth Amendment”).

The Fourth Amendment extended the term of the Credit Agreement from December 20, 2006 until October 31, 2007. The Fourth Amendment decreased the maximum borrowing availability tied to the Company’s eligible inventory from $12 million to $10 million and reduced both the unused commitment fee and interest rates. The Fourth Amendment also deleted the leverage ratio covenant and net capital expenditures limitation covenant, and added a covenant that the Company may not generate a net loss for any two consecutive quarters. The Fourth Amendment also increased the Company’s permitted Fixed Coverage Ratio to 1.25 to 1 (from 1 to 1).

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above which is incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

10.1	Fourth Amendment to Loan Documents dated as of November 16, 2005 among Bank of America, N.A., Omega Protein Corporation and various subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: November 21, 2005	/s/ John D. Held
John D. Held Executive Vice President and General Counsel

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